UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2013

Donegal Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15341	23-02424711
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

1195 River Road, Marietta, Pennsylvania	17547
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 717-426-1931

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.    Changes in Registrant’s Certifying Accountant.

We report that on October 11, 2013 the board of directors of Donegal Financial Services Corporation (“DFSC”), of which we own 48.2% and Donegal Mutual Insurance Company owns 51.8%, approved the termination of ParenteBeard LLC as DFSC’s independent registered public accounting firm. ParenteBeard’s report on DFSC’s consolidated financial statements for the years ended December 31, 2012 and 2011 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During DFSC’s two most recent fiscal years and subsequent interim periods preceding ParentBeard LLC’s termination, there were no disagreements with DFSC regarding any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

On October 11, 2013, the board of directors of DFSC approved the engagement of BDO USA, LLP (“BDO”) as the independent registered public accounting firm to audit DFSC’s financial statements for the fiscal year ending December 31, 2013. DFSC did not consult with BDO regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on DFSC’s financial statements or any matter that was either a subject of a disagreement or a reportable event as described in Item 304 of Regulation S-K.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
16.1	Letter from ParenteBeard LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONEGAL GROUP INC.

By:    /s/  Jeffrey D. Miller

Jeffrey D. Miller, Senior Vice

President and Chief Financial Officer

Date: October 11, 2013